Exhibit 31.1

RULE 13a-14(a) CERTIFICATION

I, Michael E. Castagna, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of MannKind Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael E. Castagna
Michael E. Castagna
Chief Executive Officer

Date: June 30, 2017